As filed with the Securities and Exchange Commission on February 2, 2016

Registration No. 333-208904

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OTG EXP, Inc.
(Exact Name of Each Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	5810 (Primary Standard Industrial Classification Code Number)	47-5424423 (I.R.S. employer identification number)

352 Park Avenue South, 10th Floor
New York, New York 10010
(212) 776-1478
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Redd
General Counsel
OTG EXP, Inc.
352 Park Avenue South, 10th Floor
New York, New York 10010
(212) 776-1478
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard Aftanas, P.C. Tim Cruickshank Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 (212) 446-4900 (facsimile)	Michael Benjamin Merritt Johnson Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000 (212) 848-7179 (facsimile)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as reasonably practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Common Stock, $0.01 par value per share	37,375,000	$18.00	$672,750,000	$67,745.93

(1)	Includes 4,875,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-208904) is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Items 13, 14, 15 or 17 of Part II of the registration statement and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement and the exhibits filed herewith.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 2, 2016.

OTG EXP, Inc.
(Registrant)

By:	/s/ Eric J. Blatstein
Eric J. Blatstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Eric J. Blatstein	Chairman and Chief Executive Officer (Principal Executive Officer)	February 2, 2016
Eric J. Blatstein

/s/ Joseph G. Ozalas	Chief Financial Officer (Principal Financial Officer)	February 2, 2016
Joseph G. Ozalas

/s/ Tom Iacopelli	Senior Vice President, Finance (Principal Accounting Officer)	February 2, 2016
Tom Iacopelli

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
3.1**	Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2**	Form of Amended and Restated Bylaws of the Registrant
3.3	Form of Amended and Restated Operating Agreement of OTG Management, LLC
5.1**	Opinion of Kirkland & Ellis LLP regarding the validity of the shares of Class A common stock registered
10.1**
Financing Agreement dated as of December 11, 2012 among OTG Management, Inc., OTG Consolidated Holdings, Inc., OTG Management, LLC, the other guarantors party thereto, the lenders party thereto and Highbridge Principal Strategies, LLC

10.2**
First Amendment to Financing Agreement dated as of January 2, 2014 among OTG Management, Inc., OTG Consolidated Holdings, Inc., OTG Management, LLC, the other guarantors party thereto, the lenders party thereto and Highbridge Principal Strategies, LLC

10.3**
Second Amendment to Financing Agreement dated as of August 7, 2015 among OTG Management, Inc., OTG Consolidated Holdings, Inc., OTG Management, LLC, the other guarantors party thereto, the lenders party thereto and Highbridge Principal Strategies, LLC

10.4**	Note Purchase Agreement dated as of December 11, 2012 between OTG Management, LLC and the purchasers party thereto
10.5**	First Amendment to Note Purchase Agreement dated as of January 2, 2014 between OTG Management, LLC, the guarantors party thereto and the purchasers party thereto
10.6**	Second Amendment to Note Purchase Agreement dated as of August 7, 2015 between OTG Management, LLC, the guarantors party thereto and the purchasers party thereto
10.7	Form of Exchange Agreement among OTG EXP, Inc., OTG Management, LLC, OTG Management, Inc., OTG Consolidated Holdings, Inc. and the other existing owners party thereto
10.8	Form of Tax Receivable Agreement among OTG EXP, Inc., OTG Management, Inc., OTG Consolidated Holdings, Inc. and the other existing owners party thereto
10.9	Form of 2016 Omnibus Incentive Plan
10.10	Form of Indemnification Agreement
10.11	Form of Stockholders Agreement
10.12**	Employment Agreement dated as of December 9, 2015 between OTG EXP, Inc. and Brian Britton
10.13	Form of Registration Rights Agreement among OTG EXP, Inc., OTG Management, Inc. and OTG Consolidated Holdings, Inc.
10.14*	Form of Registration Rights Agreement between OTG EXP, Inc. and Ares Capital Corporation
10.15*	Form of Credit Agreement among OTG Management, LLC, the guarantors party thereto and the lenders party thereto
10.16*	Form of Agreement and Plan of Merger by and among ARCC OTG Corp., OTG EXP, Inc., OTG Management, LLC, OTG AOTG Merger Sub, Corp. and Ares Capital Corporation
10.17*	Form of Merger and Warrant Exercise Agreement by and among OTG EXP, Inc., OTG Management, LLC and the other parties thereto
10.18*	Strategic Advisory Agreement between OTG Management, LLC and Carnegie Hudson Resources Consulting LLC
10.19	Form of Restricted Stock Agreement
10.20	Form of Non-Qualified Stock Option Award Agreement
21.1**	Subsidiaries of the Registrant
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm for OTG Management, LLC
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1**	Power of Attorney
99.1**	Consent to be named Director Nominee of Justin Blatstein
99.2**	Consent to be named Director Nominee of Michael J. Del Giudice
99.3**	Consent to be named Director Nominee of Paul B. Guenther
*	To be filed by amendment.
**	Previously filed.